Exhibit 10.3

EXECUTION VERSION

AMENDMENT #1 TO THE PROMOTION AGREEMENT

This AMENDMENT #1 TO THE PROMOTION AGREEMENT (“Amendment No. 1”) is entered into and made effective as of September 10, 2020 (the “Amendment No. 1 Effective Date”) between SIGA Technologies, Inc., a Delaware corporation, having an address at 31 East 62nd Street, New York, NY 10065 (“SIGA”), and Meridian Medical Technologies, Inc., a Pfizer company, and Delaware corporation, having an address at 6350 Stevens Forest Road, Suite #301, Columbia, MD 21046 (“MMT”). SIGA and MMT are each referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, SIGA and MMT are parties to the Promotion Agreement dated as of May 31, 2019 (the “Agreement”);

WHEREAS, South Korea was originally excluded from the scope of the Territory under the Agreement; and

WHEREAS, SIGA and MMT now desire to amend the Agreement to add South Korea to the Territory in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.    Amendment of the Agreement. The Agreement is hereby amended as follows:

(a)    The definition of “Territory” is hereby deleted in its entirety and replaced with the following:

“Territory” means all countries and territories in the world other than (a) the U.S., (b) any Restricted Market, and (c) any Discontinued Country and, in the case of (a) and (b), each of their respective territories and possessions.

(b)    Schedule 2 of the Agreement is hereby amended by adding the following rows and columns to the end of the table set forth on Schedule 2 of the Agreement:

SIGA	40-2008-0014092	4007892110000	Registered	Republic of Korea
TPOXX	40-2015-0021211	4011612560000	Registered	Republic of Korea

2.    Definitions. Capitalized terms used but not defined herein will have the meaning ascribed to such terms in the Agreement.

3.    Representations and Warranties.

(a)    SIGA hereby makes each of the representations and warranties set forth in Section 8.2 of the Agreement as of the Amendment No. 1 Effective Date with respect to South Korea only.

(b)    MMT hereby makes each of the representations and warranties set forth in Section 8.3 with respect to South Korea only.

4.    Miscellaneous. All terms of the Agreement not specifically modified by this Amendment No. 1 will remain in full force and effect. This Amendment No. 1 may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation that may results from the electronic transmission, storage and printing of copies of this Amendment No. 1 from separate computers or printers. Facsimile signatures and signatures transmitted electronically in PDF format will be treated as original signatures.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives, effective as of the Amendment No. 1 Effective Date.

SIGA TECHNOLOGIES, INC.
By:	/s/ Phillip L. Gomez, III
Name:	Phillip L. Gomez, III
Title:	CEO

MERIDIAN MEDICAL TECHNOLOGIES, INC.
By:	/s/ Tom Handel
Name:	Tom Handel
Title:	GM